    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 2000
                                          REGISTRATION STATEMENT NO. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             _____________________

                          SALIX PHARMACEUTICALS, LTD.
            (Exact name of registrant as specified in its charter)

          BRITISH VIRGIN ISLANDS                         94-3267443
       (State or other jurisdiction                   (I.R.S. Employer
     of incorporation or organization)               Identification No.)

                      3600 West Bayshore Road, Suite 205
                         Palo Alto, California  94303
                                (650) 856-1550
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      1996 Stock Option Plan, As Amended
                            (Full title of the plan)

                               ROBERT P. RUSCHER
                                   PRESIDENT
                          SALIX PHARMACEUTICALS, LTD.
                       4101 LAKE BOONE TRAIL, SUITE 418
                         RALEIGH, NORTH CAROLINA 27607
                                (919) 788-8550
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  COPIES TO:

                          ALEXANDER M. DONALDSON, ESQ.
                       WYRICK ROBBINS YATES & PONTON LLP
                        4101 LAKE BOONE TRAIL, SUITE 300
                         RALEIGH, NORTH CAROLINA 27607
                                 (919) 781-4000
                               FAX (919) 781-4865

                             _____________________

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
           Title of Each Class                                Proposed Maximum      Proposed Maximum
             of Securities to                Amount to be      Offering Price      Aggregate Offering       Amount of
              be Registered                 Registered (1)      Per Share(2)            Price(1)         Registration Fee
--------------------------------------------------------------------------------------------------------------------------
Common Stock,                               927,207 shares              $6.93             $6,425,545            $1,696.34
   no par value per share
==========================================================================================================================

(1) Consists of 927,207 additional shares reserved for issuance under the Registrant's 1996 Stock Plan, as amended.

(2) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of the Common Stock on the Toronto Stock Exchange on October 2, 2000, in accordance with Rule 457(c).
================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents heretofore filed by Salix Pharmaceuticals, Ltd. (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K405 for the fiscal year ended December 31, 1999, filed pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000 filed pursuant to Section 13 of the Exchange Act;

     (c) The Company's Current Report on Form 8-K, filed pursuant to Section 13 of the Exchange Act on January 21, 2000; and

     (d) The description of the Company's common stock contained in Items 1 and 2 of the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, as amended from time to time.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not applicable.  The class of securities to be offered is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Memorandum and Articles of Association provide that the Registrant may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings of any person who is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal or administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the Registrant; or is or was, at the request of the Registrant, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise. The Registrant may only indemnify a person if the person acted honestly and in good faith and with a view to the best interests of the Registrant and, in the case of criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.

     The Registrant has entered into Indemnification Agreements with its directors and executive officers. The Registrant maintains liability insurance insuring its officers and directors against liabilities that they may incur in such capacities.

     At present, there is no pending litigation or proceeding involving a director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.         Description
-----------         -----------

5.1            Opinion of Wyrick Robbins Yates & Ponton LLP.
10.1           1996 Stock Option Plan, as amended.
23.1           Consent of Ernst & Young LLP,  Independent Auditors.
23.2           Consent of Wyrick Robbins Yates & Ponton LLP (contained in
                Exhibit 5.1)
24.1           Power of Attorney (see page 4).


ITEM 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person or the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 21st day of September, 2000.

                         SALIX PHARMACEUTICALS, LTD.


                              By:  /s/ Robert P. Ruscher
                                   ---------------------
                              Robert P. Ruscher
                              President and Chief Executive Officer

                         POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Robert
P. Ruscher his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                   Capacity                       Date
          ---------                   --------                       ----

/s/ Randy W. Hamilton        Chairman of the Board            September 21, 2000
---------------------------
Randy W. Hamilton


/s/ Robert P. Ruscher        President, Chief Executive       September 21, 2000
---------------------------  Officer and Director
Robert P. Ruscher            (Principal Executive Officer)

/s/ Adam C. Derbyshire       Chief Financial Officer          September 21, 2000
---------------------------  (Principal Financial and
Adam C. Derbyshire           Accounting Officer)

                             Director                         September 21, 2000
/s/ Thomas D'Alonzo
---------------------------
Thomas D'Alonzo


/s/ John F. Chappell         Director                         September 21, 2000
---------------------------
John F. Chappell


/s/ Richard A. Franco        Director                         September 21, 2000
---------------------------
Richard A. Franco